Financial News Release

CONTACTS:
Tom Liguori	Annie Leschin
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
Tom.liguori@aei.com	ir@aei.com

ADVANCED ENERGY ANNOUNCES FOURTH QUARTER RESULTS

•	Q4 Revenue and Non-GAAP operating income met expectations

•	2015 Revenues increase 13% y/y

•	2015 EPS from continuing operations increased 20% y/y

•	Inverter wind down complete and results included in discontinued operations

•	Completed $50M accelerated share repurchase
Fort Collins, Colo., February 1, 2016 - Advanced Energy Industries, Inc. (Nasdaq: AEIS) today announced financial results for the fourth quarter and the year ended December 31, 2015.
“2015 was a year of many accomplishments. Semiconductor revenues reached record highs and we achieved double digit growth in revenues, operating income and EPS from continuing operations. All this, despite the industry-wide pause in sales to semiconductor applications in the fourth quarter, which was offset in part by counter-seasonal service sales and the ongoing diversity of our industrial applications,” said Yuval Wasserman, President and CEO of Advanced Energy. “With the wind down of inverters now complete, we turn our focus to addressing the growing number of critical applications for our precision power products and technologies. Our continuing strong cash generation is enabling us to pursue these opportunities while simultaneously repurchasing shares and returning value to our shareholders.”

$ millions	2014	2015	% Change
Revenue	$367.3	$414.8	13%
Operating Income	$86.1	$106.7	24%
Operating Margin	23.4%	25.7%

Fourth Quarter Results
Sales were $86.9 million compared with $109.8 million in the third quarter of 2015 and $110.2 million in the fourth quarter of 2014.
GAAP income from continuing operations, net of income taxes was $11.5 million or $0.28 per diluted share in the fourth quarter 2015 compared to $23.3 million or $0.56 per diluted share in the third quarter, and $23.3 million or $0.57 per diluted share in the fourth quarter 2014.
Non-GAAP income from continuing operations, net of income taxes was $13.0 million or $0.32 per diluted share in the fourth quarter 2015 compared to $25.0 million or $0.61 per diluted share in the third quarter of 2015, and $26.2 million or $0.64 per diluted share in the same period last year. A reconciliation of non-GAAP measures is provided in the tables below.
The company ended the quarter with $170.4 million in cash and marketable securities, a sequential decrease of $23 million, after utilizing $50 million for the accelerated stock repurchase launched in the fourth quarter.
Discontinued Operations
As a result of the completion of the wind down of the solar inverter business, the company’s financial statements for all periods presented reflect results for the continuing precision power business, with the discontinued inverter business included in discontinued operations for both the balance sheet and income statement. Further financial detail regarding the amounts related to this will be available in the company’s 2015 Annual Report on Form 10-K.
First Quarter 2016 Guidance
Based on the company's current view, beliefs and assumptions, guidance for the first quarter of 2016 is within the following ranges:

Q1 2016
Revenues	$90M - $100M
Non-GAAP EPS from continuing operations	$0.40 - $0.50
Non-GAAP operating margin	23% - 25%

Fourth Quarter 2015 Conference Call
Management will host a conference call tomorrow morning, Tuesday, February 2, 2016, at 8:30 a.m. Eastern Time to discuss Advanced Energy's financial results. Domestic callers may access this conference call by dialing 855-232-8958. International callers may access the call by dialing 315-625-6980. Participants will need to provide the operator with the Conference ID Number 14100053, which has been reserved for this call. For a replay of this teleconference, please call 855-859-2056 or 404-537-3406 and enter Conference ID Number 14100053. The replay will be available for one week following the conference call. A webcast will also be available on the company’s Investor Relations web page at http://ir.advanced-energy.com.
About Advanced Energy
Advanced Energy (Nasdaq: AEIS) is a global leader in innovative power and control technologies for high-growth, precision power solutions for thin films processes and industrial applications. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
Non-GAAP Measures
This release includes GAAP and non-GAAP income and per-share earnings data and other GAAP and non-GAAP financial information. Advanced Energy’s non-GAAP measures exclude restructuring charges, acquisition-related costs, stock based compensation and amortization of intangibles and tax release items. For the first quarter ending March 31, 2016 guidance, the company expects stock based compensation of $1.1 million and amortization of intangibles of $1.2 million. The non-GAAP measures included in this release are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Additionally, the company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provide investors with additional perspective. Management uses these non-GAAP measures to evaluate business performance and for planning purposes. While some of the excluded items may be incurred and reflected in the company’s GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that such measures do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.
Please refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.
Forward-Looking Statements
The company’s guidance with respect to anticipated financial results for the first quarter ending March 31, 2016, expectations regarding future market trends and the company’s future performance within specific markets and other statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: (a) the effects of global macroeconomic conditions upon demand for our products; (b) the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry; (c) delays in capital spending by end-users in our served markets; (d) the accuracy of the company’s estimates related to fulfilling Solar inverter product warranty and post-warranty obligations; (e) the company’s ability to realize on its plan to avoid additional costs after the Solar inverter wind-down; (f) the accuracy of the company's estimates and assumptions on which its financial statement projections are based; (g) the impact of price changes, which may result from a variety of factors; (h) the timing of orders received from customers; (i) the company’s ability to realize benefits from cost improvement efforts including avoided costs, restructuring plans and inorganic growth; (j) the company’s ability to obtain in a timely manner the materials necessary to manufacture its products; and (k) unanticipated changes to management's estimates, reserves or allowances. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission (the “SEC”). These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's investor relations page at http://ir.advanced-energy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. Aspirational goals and targets discussed on the conference call or in the presentation materials should not be interpreted in any respect as guidance. The company assumes no obligation to update the information in this press release.

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2015	2014	2015	2015	2014

SALES	$86,891	$110,163	$109,756	$414,811	$367,333
COST OF SALES	44,207	53,620	51,218	197,941	179,273
GROSS PROFIT	42,684	56,543	58,538	216,870	188,060
	49.1%	51.3%	53.3%	52.3%	51.2%
OPERATING EXPENSES:
Research and development	9,437	9,728	10,370	39,551	36,915
Selling, general and administrative	16,121	15,959	16,585	66,097	58,549
Amortization of intangible assets	1,070	1,384	1,098	4,368	4,998
Restructuring (benefit) charges	(117)	863	317	198	1,507
Total operating expenses	26,511	27,934	28,370	110,214	101,969
OPERATING INCOME	16,173	28,609	30,168	106,656	86,091
OTHER (EXPENSE) INCOME, NET	(1,661)	241	(722)	(1,214)	(86)
Income from continuing operations before income taxes	14,512	28,850	29,446	105,442	86,005
Provision for income taxes	3,022	5,538	6,133	21,960	16,510
INCOME FROM CONTINUING OPERATIONS, NET OF INCOME TAXES	11,490	23,312	23,313	83,482	69,495
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	24,775	(13,993)	(6,881)	(241,968)	(22,513)
NET INCOME (LOSS)	$36,265	$9,319	$16,432	$(158,486)	$46,982

Basic weighted-average common shares outstanding	40,270	40,329	41,027	40,746	40,420
Diluted weighted-average common shares outstanding	40,601	40,757	41,319	41,077	41,034

EARNINGS PER SHARE:

CONTINUING OPERATIONS:
BASIC EARNINGS PER SHARE	$0.29	$0.58	$0.57	$2.05	$1.72
DILUTED EARNINGS PER SHARE	$0.28	$0.57	$0.56	$2.03	$1.69

DISCONTINUED OPERATIONS:
BASIC EARNINGS (LOSS) PER SHARE	$0.62	$(0.35)	$(0.17)	$(5.94)	$(0.56)
DILUTED EARNINGS (LOSS) PER SHARE	$0.61	$(0.35)	$(0.17)	$(5.94)	$(0.56)

NET INCOME:
BASIC EARNINGS PER SHARE	$0.90	$0.23	$0.40	$(3.89)	$1.16
DILUTED EARNINGS PER SHARE	$0.89	$0.23	$0.40	$(3.89)	$1.14

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2015	2014
ASSETS	UNAUDITED

Current assets:
Cash and cash equivalents	$158,443	$121,401
Marketable securities	11,986	3,083
Accounts receivable, net	54,959	79,053
Inventories, net	52,573	46,092
Deferred income tax assets	6,441	14,011
Income taxes receivable	8,719	14,472
Other current assets	7,538	6,146
Current assets of discontinued operations	41,902	92,495
Total current assets	342,561	376,753

Property and equipment, net	9,645	9,759

Deposits and other	1,729	1,666
Goodwill and intangibles, net	76,870	84,186
Deferred income tax assets	21,395	23,637
Non-current assets of discontinued operations	18,849	188,567
Total assets	$471,049	$684,568

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$27,246	$24,541
Other accrued expenses	40,357	29,459
Current liabilities of discontinued operations	38,140	58,568
Total current liabilities	105,743	112,568

Non-current liabilities of continuing operations	75,130	78,361
Non-current liabilities of discontinued operations	27,302	18,674
Long-term liabilities	102,432	97,035

Total liabilities	208,175	209,603

Stockholders' equity	262,874	474,965
Total liabilities and stockholders' equity	$471,049	$684,568

* December 31, 2014 amounts are derived from the December 31, 2014 audited Consolidated Financial Statements.

ADVANCED ENERGY INDUSTRIES, INC.
SELECTED OTHER DATA (UNAUDITED)
(in thousands)

Reconciliation of Non-GAAP measure - operating expenses and operating income, excluding certain items	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2015	2014	2015	2015	2014

Gross Profit from continuing operations, as reported	$42,684	$56,543	$58,538	$216,870	$188,060
Operating expenses from continuing operations, as reported	26,511	27,934	28,370	110,214	101,969
Adjustments:
Restructuring charges	117	(863)	(317)	(197)	(1,507)
Acquisition-related costs	—	—	—	—	(730)
Stock-based compensation	(897)	(1,316)	(733)	(2,810)	(3,712)
Amortization of intangible assets	(1,070)	(1,384)	(1,098)	(4,368)	(4,998)
Nonrecurring executive severance	—	—	—	—	(867)
Non-GAAP operating expenses from continuing operations	24,661	24,371	26,222	102,839	90,155
Non-GAAP operating income from continuing operations	$18,023	$32,172	$32,316	$114,031	$97,905

Reconciliation of Non-GAAP measure - income excluding certain items	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2015	2014	2015	2015	2014

Income from continuing operations, net of income taxes, as reported	$11,490	$23,312	$23,313	$83,482	$69,495
Adjustments, net of tax
Restructuring charges	(93)	697	251	156	1,218
Acquisition-related costs	—	—	—	—	590
Stock-based compensation	710	1,064	580	2,225	2,999
Amortization of intangible assets	847	1,118	870	3,459	4,039
Nonrecurring executive severance	—	—	—	—	701
Non-GAAP income from continuing operations, net of income taxes	$12,954	$26,191	$25,014	$89,322	$79,042

Reconciliation of Non-GAAP measure - per share earnings excluding certain items	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2015	2014	2015	2015	2014

Diluted earnings per share from continuing operations, as reported	$0.28	$0.57	$0.56	$2.03	$1.69
Add back:
per share impact of Non-GAAP adjustments, net of tax	0.04	0.07	0.05	0.14	0.24
Non-GAAP per share earnings from continuing operations	$0.32	$0.64	$0.61	$2.17	$1.93